UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

0-50387
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	33-0844285 (I.R.S. Employer Identification No.)

149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)

(415) 371-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into or Amendment of Material Definitive Agreement

     On January 25, 2005, RedEnvelope, Inc. (the “Company”) entered into a Second Amendment to that certain Lease Agreement dated March 28, 2000 between The Four Amigos, a California Limited Partnership and the Company (the “Amendment”) under which the Company leases approximately 13,003 square feet of space to house its call center facility. The Amendment, effective as of December 21, 2004, provides that the term of the lease shall be extended Five (5) years to end on March 31, 2010. In addition, effective April 1, 2005, the base rent of the lease shall increase to $14,304.40 per month, with a 4% rent escalation per year, plus operating expenses of approximately $2,000.00 per month.

     The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Second Amendment to Lease Agreement between The Four Amigos, a California Limited Partnership and RedEnvelope, Inc. dated as of January 25, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: January 28, 2005	By:	/s/ Eric Wong
Eric Wong, Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description
99.1	Second Amendment to Lease Agreement between The Four Amigos, a California Limited Partnership and RedEnvelope, Inc. dated as of January 25, 2005